Exhibit 10.21

REPLACEMENT MANAGEMENT AGREEMENT

REPLACEMENT MANAGEMENT AGREEMENT (this “Agreement”), dated as of May 28, 2008, by and among NuCO2, Inc., a Florida corporation (“NuCO2”) in its capacity as the “Master Manager” of the Co-Issuers and as manager of the Employee Company (as defined below) (the “Employee Company Manager”), Alvarez & Marsal North America LLC, a Delaware limited liability company (the “Replacement Manager”), NuCO2 Funding LLC, a Delaware limited liability company (the “Master Issuer”), each other Co-Issuer, NuCO2 Management LLC, a Delaware limited liability company (the “Employee Company”) as itself and in its capacity as the “Transaction Manager”, U.S. Bank National Association, a national banking association (“U.S. Bank”), acting hereunder in its capacity as “Trustee” under the Indenture (as defined below) and not in its individual capacity for the benefit of the Secured Parties and U.S. Bank, acting hereunder as “Administrative Agent” under the Indenture and not in its individual capacity (the “Administrative Agent”).

PRELIMINARY STATEMENT

WHEREAS, the Co-Issuers have entered into an Indenture, dated as of the date hereof (as amended, modified or otherwise supplemented, the “Indenture”) with the Trustee and the Administrative Agent pursuant to which the Co-Issuers may issue from time to time one or more series of notes (the “Notes”), in each case in accordance with a series supplement thereto;

WHEREAS, NuCO2 in its capacity as the Master Manager provides certain services to the Co-Issuers, and as the Employee Company Manager provides certain services to Employee Company;

WHEREAS, the Employee Company in its capacity as the Transaction Manager provides certain services to the Co-Issuers;

WHEREAS, it is a condition of the issuance of the Notes that the Co-Issuers and Employee Company engage the Replacement Manager to perform the monitoring, advisory, management and other services described herein;

WHEREAS, the Co-Issuers and Employee Company wish to engage the Replacement Manager to provide the monitoring, advisory, management and other services described herein, and the Replacement Manager has indicated that it is willing to be so engaged.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions; Representations; Effectiveness.  (a) Capitalized terms used but not defined herein shall have the meanings given to them in Annex A to the Indenture.

(b)                                 The Replacement Manager hereby represents, warrants and covenants, for its own part as Replacement Manager hereunder and with respect to this Agreement:

(i)                                     It is a duly organized, validly existing limited liability company in good standing under the laws of the state of its organization.  It has full limited liability company power, authority and legal right to execute, deliver and perform its obligations under this Agreement.

(ii)                                  The execution and delivery of this Agreement and the performance by the Replacement Manager of its duties hereunder have been duly authorized by all necessary action on its part.

(iii)                               The execution and delivery of this Agreement will not (i) conflict with any provision of the certificate of formation of the Replacement Manager or the operating agreement of the Replacement Manager, (ii) violate or result in a breach of any material contract to which the Replacement Manager is a party or (iii) violate any law to which the Replacement Manager is subject.

(iv)                              This Agreement constitutes a legal, valid and binding obligation of the Replacement Manager, enforceable against the Replacement Manager in accordance with its terms.

(v)                                 The Replacement Manager has the requisite degree of expertise and resources to enable it to perform its duties and obligations under this Agreement.

(vi)                              In performing its duties and obligations under this Agreement the Replacement Manager shall exercise a degree of diligence, skill and care that an ordinarily careful and prudent person would in performing back-up and other services comparable to those that the Replacement Manager has agreed to provide under this Agreement and shall devote such time and resources as are necessary to enable it to perform such services.

(c)                                  Except as otherwise set forth herein, this Agreement shall become effective on the date hereof and the Replacement Manager shall render the services specified herein during the term of this Agreement.

(d)                                 Upon the date of the receipt by the Replacement Manager of written notice from the Administrative Agent (acting at the direction of the Control Party) to the Replacement Manager to the effect that an Early Amortization Event, Master Manager Default, Transaction Manager Default or Employee Company Manager Default has occurred (such date, a “Warm Back-Up Services Effective Date”), Section 3 of this Agreement shall become effective and the Replacement Manager shall promptly render the services specified in Section 3 of this Agreement until the date that the Replacement Manager receives written notice from the Administrative Agent (acting at the direction of the Control Party) that such Early Amortization Event, Master Manager Default, Transaction Manager Default or Employee Company Manager Default is no longer continuing as of a specified date or the Hot Back-Up Services Effective Date has occurred (such date, a “Warm Back-Up Services Termination Date” and the period from a Warm Back-Up Services Effective Date to and including a Warm Back-Up Services Termination Date, a “Warm Back-Up Services Period”).

(e)                                  Upon the date of receipt of written notice by the Replacement Manager from the Administrative Agent (acting at the direction of the Control Party) to the Replacement Manager to the effect that (x)(i) the Three-Month DSCR for any Payment Date is less than 1.20 times, (ii) an Event of Default has occurred and is continuing or (iii) any of the Master Manager, the Employee Company Manager or the Transaction Manager has resigned and has not been replaced with a party reasonably acceptable to the Control Party, and (y) the Administrative Agent (acting at the direction of the Control Party) intends to exercise its rights to engage the services of the Replacement Manager under Section 4 hereof (a “Hot Back-Up Services Effective Date”), Section 4 of this Agreement shall become effective and the Replacement Manager shall promptly render the services specified in Section 4 of this Agreement until the date that the Replacement Manager receives written notice from the Administrative Agent (acting at the direction of the Control Party) that such Services are terminated (such date, a “Hot Back-Up Services Termination Date” and the period from a Hot Back-Up Services Effective Date to and including a Hot Back-Up Services Termination Date, a “Hot Back-Up Services Period”).

(f)                                    The Administrative Agent shall provide the Master Manager, the Transaction Manager and the Employee Company Manager with written notice to the effect that a Hot Back-Up Services Period shall have started or shall have terminated, as applicable.

2.                                       Monitoring and Advisory Services.  The Replacement Manager hereby agrees, commencing on the date hereof, to render the following services to the Co-Issuers, the Administrative Agent and the Trustee, for the benefit of the Secured Parties (collectively, the “Monitoring and Advisory Services”):

(a)                                  based on the information provided to it in accordance with the terms of this Agreement, to monitor and evaluate the performance of the Master Manager under the Master Management Agreement, the Transaction Manager under the Transaction Management Agreement and of the Employee Company Manager under the Employee Company LLC Agreement by:

(i)                                     reviewing the periodic reports from the Master Manager, the Transaction Manager and the Employee Company Manager as described in Section 5 below;

(ii)                                  for each of the first three fiscal quarters of each fiscal year, discussing (by phone) with members of the Leadership Team of the Master Manager and the Administrative Agent the performance of the Bulk

Gases Business and the Employee Company’s and the Co-Issuers’ evaluation of their compliance with the terms of the Related Documents; provided that such discussion shall occur within sixty (60) days of the last day of each such fiscal quarter (each, a “Quarter”) of each fiscal year of the Co-Issuers (each a “Quarterly Call”); and

(iii)                               on an annual basis meeting and discussing (in person) with the Leadership Team and the Administrative Agent the performance of the Bulk Gases Business and the Employee Company’s and the Co-Issuers’ evaluation of their compliance with the terms of the Related Documents; provided that such meeting shall occur within one-hundred and five (105) days of the last day of each fiscal year of the Co-Issuers (the “Annual Visit”);

(b)                                 to perform a review of the Bulk Gases Business and the Employee Company’s and the Co-Issuers’ evaluation of their compliance with the terms of the Related Documents on a quarterly basis (a “Quarterly Replacement Manager Review”) based upon the corresponding Quarterly Call and the information distributed to the Replacement Manager pursuant to Section 5 during such Quarter, and to deliver a written report (each a “Quarterly Replacement Manager Report”) to the Trustee, the Administrative Agent, the Master Manager, the Transaction Manager and the Employee Company Manager summarizing such Quarterly Replacement Manager Review within seventy-five (75) days of the last day of each of the first three Quarters of each fiscal year of the Co-Issuers; and

(c)                                  to perform a review of the Bulk Gases Business and the Employee Company’s and the Co-Issuers’ evaluation of their compliance with the terms of the Related Documents on an annual basis based upon the Annual Visit and the information distributed to the Replacement Manager pursuant to Section 5 during such annual period as well as the Quarterly Replacement Manager Review for the previous three (3) Quarters, which will examine the performance of the Bulk Gases Business, the evaluation of the Master Manager’s compliance with the terms of the Master Management Agreement, the evaluation of the Transaction Manager’s compliance with the terms of the Transaction Management Agreement, the cash management system of the Master Manager, the Transaction Manager and the Co-Issuers and the overall business of the Co-Issuers (“Annual Replacement Manager Review”) and to deliver a written report to the Trustee, the Administrative Agent, the Master Manager, the Transaction Manager and the Employee Company Manager summarizing the Annual Replacement Manager Review within one-hundred twenty (120) days of the last day of each fiscal year.

Delivery of reports, information and documents by the Replacement Manager pursuant to Sections 2(b) and (c) is for informational purposes only and the receipt by the recipients of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Co-Issuers’, the Master Manager’s, the Transaction Manager’s, the Employee Company Manager’s or any other entity’s compliance with any of its covenants under any of the Related Documents (as to which the Trustee and Administrative Agent are entitled to rely on officer’s certificates from such entities).

3.                                       Warm Back-Up Services.  The Replacement Manager hereby agrees, during each Warm Back-Up Services Period, to render, in addition to the Monitoring and Advisory Services described above, the following additional services to the Co-Issuers, Employee Company, the Administrative Agent and the Trustee, for the benefit of the Secured Parties (collectively, the “Warm Back-Up Services”):

(a)                                  to attend (in-person or telephonically) those Leadership Team meetings (as an observer) that the Replacement Manager, in consultation with the Administrative Agent, deems appropriate and useful to accomplishing its other Warm Back-Up Services (it being agreed by the Master Manager, the Transaction Manager and the Employee Company Manager shall provide at least one Business Day’s written (including email) notice of each Leadership Team meeting pursuant to Section 6(h) below);

(b)                                 to perform an in-depth situation analysis of the Master Manager, the Transaction Manager, the Employee Company Manager and their respective financial position and of the Bulk Gases Business and the Co-Issuers, based on information provided to the Replacement Manager pursuant to Section 5 hereof, that analyzes among other things, (i) the key drivers of historical performance, (ii) the strategic business plan for the Bulk Gases Business to determine weaknesses (if any) and viability and (iii) the causes of poor performance (e.g., pricing, cost structure, leverage);

(c)                                  to generate revised projections (including cash forecasts, income statements and balance sheets) for the Bulk Gases Business and the Co-Issuers, which projections will be based on (i) variance analyses and (ii) stress tests to sensitize forecasts and incorporate changes to the model used by the Rating Agencies in connection with their issuance of ratings on the Notes;

(d)                                 to the degree relevant based on its situation analysis, to identify alternative suppliers and providers of Contract Services and Employee Services and suppliers of other services provided under the Master Management Agreement, the Transaction Management Agreement, and the Delivery and Customer Services Agreement as directed by the Administrative Agent (at the direction of the Control Party);

(e)                                  to develop a plan (a “Transition Plan”) pursuant to which, based on the Replacement Manager’s situation analysis and the situation at hand, the Replacement Manager will identify one or more Persons that would be suitable to serve as a successor Master Manager under the Master Management Agreement, a successor Transaction Manager under the Transaction Management Agreement or a successor Employee Company Manager (as the case may be). In developing the Transition Plan, the Replacement Manager will also be permitted to identify (A) personnel, if any, at the Master Manager, which it will recommend to be transferred to the Replacement Manager to provide the Hot Back-Up Services and to assist in the transfer of accounting, receivables, payables, finance, payroll and other financial services to the Replacement Manager; and (B) individuals (i) from NuCO2’s existing Leadership Team, to the extent the Replacement

Manager determines to recommend the retention of all or part of the existing members of NuCO2’s Leadership Team, (ii) from its own organization, to the extent the Replacement Manager determines to recommend the appointment of certain executives from within its own organization, or (iii) from any other organization, to the extent the Replacement Manager determines to recommend the retention or appointment of certain persons not affiliated with either NuCO2’s existing Leadership Team or the Replacement Manager’s own organization, in each case, to assist the Replacement Manager, any successor Master Manager or successor Employee Company Manager (as the case may be) in providing the necessary “Services” under this Agreement. Any Transition Plan may include, but is not limited to, a recommendation to (i) terminate NuCO2’s position as Master Manager under the Master Management Agreement or Employee Company Manager (as the case may be) or the Employee Company’s position as Transaction Manager under the Transaction Management Agreement or (ii) re-engage NuCO2 to serve as Master Manager under the Master Management Agreement or Employee Company Manager (as the case may be) or re-engage the Employee Company to serve as Transaction Manager under the Transaction Management Agreement.  The Administrative Agent will provide such Transition Plan to the Control Party (in the manner described in the Indenture).

4.                                       Hot Back-Up Services.  The Replacement Manager hereby agrees, during each Hot Back-Up Services Period, to render, in addition to the Monitoring and Advisory Services and the Warm Back-Up Services, the following additional services to the Co-Issuers, Employee Company, the Administrative Agent and the Trustee, for the benefit of the Secured Parties (collectively, the “Hot Back-Up Services”):

(a)                                  to implement the Transition Plan, including to assist the Control Party in selecting one or more Persons to serve as a successor Master Manager, Transaction Manager and/or Employee Company Manager; and

(b)                                 if so requested by the Administrative Agent (as directed by the Control Party), to provide, directly or indirectly, any or all of the following: (i) the Master Management Services set forth under the Master Management Agreement, (ii) the Transaction Management Services, (iii) the Transaction Servicing Services set forth under the Transaction Management Agreement and (iv) the services (the “Manager Services”) of the Employee Company Manager under the Employee Company LLC Agreement; provided, however, that:

(i)                                     the Replacement Manager shall not be required to recommend and assist in implementing quality control standards unless, in its reasonable judgment, such a service is required;

(ii)                                  the Replacement Manager shall only be required to use commercially reasonable efforts to cause each of the Securitization Entities and the Employee Company to comply with and to perform its respective obligations under each of the Related Documents to which it is a party;

(iii)                               Master Management Services, Transaction Management Services, Transaction Servicing Services and Manager Services shall not include any provisions arising from modifications or supplements to the Master Management Agreement, the Transaction Management Agreement or the Employee Company LLC Agreement after the date hereof, unless agreed to by the Replacement Manager;

(iv)                              the Replacement Manager shall only be required to provide the Transaction Management Services (and any correlative Master Management Services) set forth in Section 2.1(a)(vii) and (ix) and Sections 2.1(c)(vii) and (viii) of the Transaction Management Agreement as it deems necessary in its reasonable judgment;

(v)                                 such Master Management Services, Transaction Management Services, Transaction Servicing Services and Manager Services shall be provided by the Replacement Manager, as modified by and otherwise subject to the terms hereof, including without limitation Section 5, Section 6 and Section 10;

(vi)                              for purposes of providing the Manager Services, the Replacement Manager shall be the “manager” of the Employee Company within the meaning of the Delaware Limited Liability Act, as amended from time to time;

(vii)                           in addition to any discretionary powers provided herein, the Replacement Manager shall have the right to exercise all discretionary powers in rendering the Master Management Services, Transaction Management Services, Transaction Servicing Services and Manager Services as is afforded to the Transaction Manager, Master Manager or Employee Company Manager under the Transaction Management Agreement, Master Agreement or Employee Company LLC Agreement, respectively; and

(viii)                        with respect to any obligations to provide any Transaction Servicing Services, the Replacement Manager shall only be obligated to use its commercially reasonable efforts to cause the Securitization Entities and the Employee Company to perform the Transaction Servicing Services (to the extent that it can cause such Persons to act or refrain from acting) and shall not be required to provide such Transaction Servicing Services itself.

(c)                                  Notwithstanding anything to the contrary herein, the Replacement Manager shall have no obligation to provide any Services, including Hot Back-Up Services, unless the Co-Issuers shall have complied with the insurance requirements set forth in the Replacement Management Fee Letter, dated as of the date hereof (the “Fee Letter”), between the Co-Issuers and the Replacement Manager.

5.                                       Information.

(a)                                  The Master Manager, the Transaction Manager and the Employee Company Manager each hereby agrees, as soon as is available, to provide the Replacement Manager with the information listed on Schedule A hereto or referred to in Sections 2, 3 and 4 and any other information reasonably requested by the Replacement Manager that is necessary for it to perform the Monitoring and Advisory Services, the Warm Back-Up Services and the Hot Back-Up Services (collectively, the “Services”); provided, however, that, in connection with its performance of the Monitoring and Advisory Services, the Replacement Manager shall not require the Master Manager, the Transaction Manager or the Employee Company Manager to produce reports or information that the Master Manager, the Transaction Manager or the Employee Company Manager does not at the time of the request produce or have or which would be unreasonably expensive or burdensome to prepare or produce.

(b)                                 The Replacement Manager shall only be required to review the information provided by the Master Manager, the Transaction Manager and the Employee Company Manager pursuant to this Section 5 and its obligation to report any inconsistencies shall be limited to those determinable from such information.

(c)                                  The Master Manager, the Transaction Manager, the Employee Company Manager, the Co-Issuers, the Trustee, on behalf of the Secured Parties, and the Administrative Agent, agree that, in rendering the Services, the Replacement Manager shall have the right to rely on the truth, completeness, accuracy and factual content of all conversations, reports and other information that the Replacement Manager (i) may receive from the Master Manager, the Transaction Manager, the Employee Company Manager or the Administrative Agent as contemplated herein and from any other parties to the Related Documents, including any successor Master Manager, the Transaction Manager or Employee Company Manager or other third party (“Third Party”) or (ii) believed to be genuine and made by the proper person and upon the advice or opinion of counsel or other experts selected by the Replacement Manager. The Replacement Manager shall not be liable for an error of judgment made in good faith by an officer of the Replacement Manager, unless it shall be proven that the Replacement Manager was grossly negligent in ascertaining the pertinent facts.  The Replacement Manager shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document; provided, however, that if in the reasonable judgment of the Replacement Manager, an investigation is advisable then the Replacement Manager shall make, or shall cause a third party to make, such investigation.  For the avoidance of doubt, the parties hereto agree that the Replacement Manager shall have the right to rely on the truth of any representation on the part of the Administrative Agent to the effect that the Administrative Agent is acting at the direction of the Control Party, and the Replacement Manager shall not have to independently confirm the truth of such representation.

(d)                                 The Replacement Manager shall have no liability for the acts or omissions of the Master Manager, the Transaction Manager, the Employee Company Manager or any Third Party or for the inaccuracy of any data provided, produced or supplied by the Master Manager, the Transaction Manager, the Employee Company Manager or (except as provided under Section 17) such Third Party. If any error exists in any information provided to the Replacement Manager and such errors cause or materially contribute to the Replacement Manager making a continuing error, the Replacement Manager shall have no liability for such continued errors.

6.                                       Cooperation.

(a)                                  The Master Manager, the Transaction Manager and the Employee Company Manager each covenants to cooperate with the Replacement Manager in the performance of the Services and to use its best efforts to facilitate the Transition Plan.  The Replacement Manager covenants to cooperate with the Master Manager, the Transaction Manager and the Employee Company Manager in the performance of the Services and to use its best efforts to facilitate the Transition Plan.  The parties hereto acknowledge that Replacement Manager’s ability to provide the Services may be impaired by the Master Manager’s, the Transaction Manager’s or the Employee Company Manager’s refusal or inability to cooperate with the Replacement Manager or to deliver the information required to be delivered to the Replacement Manager pursuant to Section 5.

(b)                                 Upon the termination of the Master Manager, the Transaction Manager and/or the Employee Company Manager in accordance with the Master Management Agreement, the Transaction Management Agreement and the Employee Company LLC Agreement, as the case may be, and this Agreement, such party shall, in accordance with the terms of the Master Management Agreement, the Transaction Management Agreement and/or the Employee Company LLC Agreement (as the case may be), (i) continue to cooperate with the Replacement Manager in the conduct of the Services and the implementation of the Replacement Manager Plan until a successor Master Manager, Transaction Manager or Employee Company Manager (as the case may be) is identified and (ii) cooperate in the transition to the Replacement Manager, with the objective of mitigating interruption or adverse impact on the provision of Services.  Thereafter, each of the Master Manager, the Transaction Manager and the Employee Company Manager will cooperate fully with the Replacement Manager and otherwise promptly take all actions required to assist in effecting a complete disentanglement from the Master Manager, the Transaction Manager or the Employee Company Manager, as the case may be, and will follow any commercially reasonable directions that may be provided by the Replacement Manager or the Administrative Agent (at the direction of the Control Party).  Each of the Master Manager, the Transaction Manager and the Employee Company Manager will provide all appropriate information and assistance regarding the terminated services required for disentanglement, including data conversion and migration, interface specifications, and related professional services.  Each of the Master Manager, the Transaction Manager and the Employee Company Manager will provide for the prompt and orderly conclusion of all work, as the Replacement Manager and the Administrative Agent (at the direction of the Control Party) may direct, including completion or partial completion of projects, documentation of all work in progress, and other measures to assure an orderly transition to the Replacement Manager.  The Replacement Manager shall cooperate with the Master Manager, the Transaction Manager and the Employee Company Manager with respect to the foregoing.

During this period, the Master Manager will continue to be entitled to payment of its fees under the Master Management Agreement, except pursuant to the last sentence of Section 7 hereof, and the Transaction Manager will continue to be entitled to payment of its fees under the Transaction Management Agreement. Upon the Replacement Manager’s assumption of the obligation to perform all Services of the Master Manager, the Transaction Manager or the Employee Company Manager, as the case may be, the Master Manager, the Transaction Manager and the Employee Company Manager will be entitled to reimbursement of its actual costs by the Co-Issuers and the Employee Company for the provision of any of the foregoing disentanglement.

(c)                                  For any and all periods in which the Replacement Manager is required to provide Master Management Services, the Transaction Management Services, the Transaction Servicing Services or Manager Services pursuant to Section 4, each of NuCO2, the Co-Issuers and the Employee Company hereby irrevocably constitutes and appoints the Replacement Manager and any officer thereof with full power of substitution, as its true and lawful attorney-in-fact with full power and authority to act in the place and stead of the Master Manager, Employee Company Manager, Master Issuer, Employee Company, NuCO2 LLC (“Contract Holder”), NuCO2 Supply LLC (“Equipment Holder”), NuCO2 IP LLC (“IP Holder”), or Transaction Manager, respectively, and in the name of the Master Manager, Employee Company Manager, Master Issuer, Employee Company, Contract Holder, Equipment Holder, IP Holder, or Transaction Manager, respectively, or in its own name, from time to time in the Replacement Manager’s discretion, for the purpose of providing Master Management Services, the Transaction Management Services, Transaction Servicing Services or Manager Services pursuant to Section 4 in accordance with the terms of this Agreement, and will execute the power of attorney in the form attached hereto as Exhibit A.

(d)                                 The Replacement Manager shall not be liable for any act, or failure to act, by the Employee Company or any Co-Issuer, with respect to which the Replacement Manager had no authority to cause or prevent.

(e)                                  Effective as of the first day of a Hot Back-Up Service Period, IP Holder grants to the Replacement Manager a non-exclusive, royalty-free license in and right to use the Securitization IP to the extent reasonably necessary for the Replacement Manager to perform its obligations hereunder.  The foregoing license grant shall extend to the Replacement Manger’s employees, agents and, solely to the extent the same are permitted to perform obligations of the Replacement Manager hereunder, independent contractors.  Such license shall terminate on the earlier of (i) the date such Hot Back-Up Services Period is terminated or (ii) the date on which this Agreement is terminated.

(f)                                    The Replacement Manager acknowledges that it is not the owner of the Securitization IP and that its right to use the Securitization IP is derived solely from this Agreement.  The Replacement Manager acknowledges that it shall not acquire or claim adversely to IP Holder any right, title or interest in and to any of the Securitization IP or any of the goodwill related thereto.  The Replacement Manager acknowledges that each and every use of the Securitization IP by the Replacement Manager under this Agreement and any and all goodwill resulting from the Replacement Manager’s use of the

Securitization IP shall at all times inure to the benefit of IP Holder, and the Replacement Manager agrees to execute any and all documents that may be submitted to the Replacement Manager reasonably necessary to carry out the intention of this covenant.  This covenant shall survive termination of this Agreement for any reason.

(g)           The Replacement Manager shall immediately notify IP Holder of any apparent infringement of, challenge to the Replacement Manager’s use of, or adverse claim of rights to, the Securitization IP, and the Replacement Manager shall not communicate with any person other than IP Holder and its counsel or the Replacement Manager’s counsel in connection with any such infringement, challenge or claim.

(h)           The Master Manager, the Transaction Manager and the Employee Company Manager agree to provide the Replacement Manager with at least one Business Day prior written notice (including by email) of each Leadership Team meeting.

7.             Compensation for Monitoring and Advisory Services.  As compensation for rendering the Services hereunder, in addition to the expenses set forth in Section 8, the Co-Issuers and the Employee Company shall make payments to the Replacement Manager in accordance with the fee arrangement (the “Replacement Management Fees”) set forth in the Fee Letter, provided that such payments shall be paid only from amounts available for such purpose pursuant to the Priority of Payments set forth in Section 5.13 of the Indenture.  Fees incurred as of any date will be billed promptly by the Replacement Manager to the Co-Issuers and the Employee Company, but at least on a quarterly basis, and payment thereof will be the responsibility of the Co-Issuers and the Employee Company.  The Replacement Management Fees paid to the Replacement Manager during the Hot Back-Up Services Period may be amended at any time with the agreement of the Control Party and the Replacement Manager.  During the Hot Back-Up Services Period, all or a portion of the Master Management Fee may be paid by the Transaction Manager to the Replacement Manager, but only to the extent necessary pursuant to the terms of the Related Documents.  To the extent that the Replacement Manager declines to provide services pursuant to Section 4(c), it shall be not be entitled to compensation for such declined services.

8.             Reimbursable Costs.  In consideration of the fees payable hereunder, the Replacement Manager agrees to bear as non-reimbursable costs, all of the Replacement Manager’s general overhead and administrative costs and all of the Replacement Manager’s routine incidental costs incurred by the Replacement Manager in rendering the Services.  The Co-Issuers and the Employee Company will reimburse the Replacement Manager for the reasonable and documented out-of-pocket expenses incurred by the Replacement Manager in connection with the negotiation, execution and performance of this Agreement and the Services hereunder, including, without limitation, approved market research, travel, hotels, meals, long distance telephone calls, overnight couriers, document duplication and authorized third-party professional fees.

9.             Term.

(a)           The term of this Agreement shall continue from the date hereof until satisfaction and discharge of the Indenture pursuant to Article XI thereof, or, if earlier, until terminated as set forth below.

(b)           The Replacement Manager has no right to resign except that it may resign (x) on thirty (30) days’ prior written notice to the parties hereto, if the Replacement Manager is prohibited from acting as Replacement Manager as a matter of law or (y) on not less than sixty (60) days’ prior written notice to the parties hereto; provided that in each case the Replacement Manager shall not resign prior to the engagement of a substitute Replacement Manager.

(c)           The Replacement Manager agrees that, if it resigns or is replaced before the Indenture is terminated, it will cooperate with the transition to a substitute Replacement Manager.

(d)           The Administrative Agent (at the direction of the Control Party) and, with the Control Party’s prior written consent, the Co-Issuers and the Employee Company, will have authority to terminate the Replacement Manager upon not less than two (2) weeks prior written notice to the Replacement Manager, to each other party hereto and to each Rating Agency, which termination shall be effective upon the engagement of a substitute Replacement Manager).

(e)           If the Replacement Manager is replaced or if it resigns, the Co-Issuers and the Employee Company, the Master Manager, the Transaction Manager and the Employee Company Manager agree to (i) accept any substitute Replacement Manager designated by the Administrative Agent (at the direction of the Control Party) and (ii) with written notice to the applicable Rating Agencies execute a Replacement Management Agreement with substantially similar terms and conditions to those herein and with similar duties for the Trustee and the Administrative Agent, or such other terms as may be reasonably acceptable to the Control Party, the Rating Agencies, the Co-Issuers (so long as no Event of Default shall have occurred and be continuing), the Employee Company, the Master Manager (so long as no Master Manager Default shall have occurred and be continuing), the Transaction Manager (so long as no Transaction Manager Default shall have occurred and be continuing) and the Employee Company Manager (so long as no Employee Company Manager Default shall have occurred and be continuing).

10.           Limitation of Liability.

(a)           Assuming performance by the Replacement Manager of its obligations hereunder, except to the extent finally determined to have resulted from its own willful misconduct, gross negligence or fraudulent behavior, the Replacement Manager shall not be liable to the Master Manager, the Transaction Manager, the Employee Company Manager, the Co-Issuers, the Employee Company, the Noteholders or any other party-in-interest to this Agreement, whether a claim be in tort, contract or otherwise.

(b)           Other than as specifically set forth in this Replacement Management Agreement, the Replacement Manager shall have no obligation to supervise, verify, monitor or administer the performance of the Master Manager, the Transaction Manager or the Employee Company Manager and shall have no liability for any action taken or omitted by the Master Manager, the Transaction Manager or the Employee Company Manager.

(c)           The status of the Replacement Manager with respect to the Master Manager, the Transaction Manager, the Employee Company Manager, the Trustee, the Administrative Agent, the Noteholders, the Employee Company and the Co-Issuers shall be that of an independent contractor status.  None of the Replacement Manager’s employees or agents shall be deemed employees of the Master Manager, the Transaction Manager, the Employee Company Manager, the Trustee, the Administrative Agent, the Noteholders, the Employee Company and the Co-Issuers.

(d)           The Co-Issuers shall jointly and severally indemnify, defend and hold harmless the Replacement Manager and its respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Replacement Manager as acting as or in the stead of the Master Manager or Transaction Manager, except to the extent finally determined to have resulted from the Replacement Manager’s own willful misconduct, gross negligence or fraudulent behavior.  The Employee Company shall indemnify, defend and hold harmless the Replacement Manager and its respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Replacement Manager as acting as or in the stead of the Employee Company Manager or Transaction Manager, except to the extent finally determined to have resulted from the Replacement Manager’s own willful misconduct, gross negligence or fraudulent behavior.  Each of the Master Manager, the Transaction Manager and Employee Company Manager further agrees to indemnify, defend and hold harmless the Replacement Manager and its respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Replacement Manager through the gross negligence or misconduct of any Third Party with respect to the information provided pursuant to Section 5 hereof or through the Master Manager’s, Transaction Manager’s or Employee Company Manager’s breach of this Agreement, willful misconduct, gross negligence or fraudulent behavior, except to the extent finally determined to have resulted from the Replacement Manager’s own willful misconduct, gross negligence or fraudulent behavior.

(e)           Indemnification under this Section 10 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the indemnifying party has made any indemnity payments pursuant to this Section 10 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the indemnifying party, together with any interest earned thereon.

(f)            The provisions of this Section 10 shall survive the termination of this Agreement.

11.           Confidentiality.  “Confidential Information” means Know-How and any other information treated as confidential and proprietary by its owner, whether or not designated as confidential, that is disclosed by one party hereto (“Discloser”), either directly or indirectly, in writing or orally, to another party hereto (“Recipient”).

(a)           Each of the Master Manager, the Transaction Manager, the Employee Company Manager, the Co-Issuers, the Employee Company, the Trustee, the Administrative Agent and the Replacement Manager acknowledges that during the term of this Agreement, a party may receive Confidential Information from another party.  Each such party agrees to maintain the Confidential Information in strict confidence and will not, at any time, use, disseminate or disclose any Confidential Information to any person or entity other than those of its employees or representatives who have a “need to know”, who have been apprised of this restriction.  Recipient shall be liable for any breach of this Section 11 by any of its employees or representatives and shall immediately notify Discloser in the event of any loss or disclosure of any Confidential Information.  Upon termination of this Agreement, Recipient will return to Discloser, or at Discloser’s request, destroy all documents and records in its possession containing the Confidential Information of Discloser; provided that Recipient may retain copies of the Confidential Information supporting prior reports delivered pursuant to Section 2 above, subject to the continuing obligations under this Section 11.  Confidential Information shall not include information that (i) is already known to Recipient without restriction on use or disclosure prior to receipt of such information from Discloser; (ii) is or becomes part of the public domain other than by breach of this Agreement by, or other wrongful act of, Recipient; (iii) is developed by Recipient independently of and without reference to any Confidential Information; (iv) is received by Recipient from a Third Party who Recipient knows is not under any obligation to Discloser to maintain the confidentiality of such information; or (v) is required to be disclosed by applicable law, statute, rule, regulation, subpoena, court order or legal process; provided that Recipient shall promptly inform Discloser of any such requirement and cooperate with any attempt by Discloser to obtain a protective order or other similar treatment.  It shall be the obligation of Recipient to prove that any exception to the definition of Confidential Information is applicable.

(b)           All books, records, documents, papers or other materials relating to the Co-Issuers’, the Employee Company’s, the Master Manager’s, Transaction Manager’s or the Employee Company Manager’s business, intellectual property, customers, suppliers, distributors, products or projects received by the Replacement Manager from the Co-Issuers, the Employee Company, the Master Manager, the Transaction Manager or the Employee Company Manager in the Replacement Manager’s possession, under the Replacement Manager’s control or containing Confidential Information or other proprietary information or trade secrets of the Co-Issuers, the Employee Company, the Master Manager, the Transaction Manager or the Employee Company Manager, including any copies thereof shall at all times be and remain the property of the Co-Issuers, the Master Manager, the Transaction Manager or the Employee Company Manager, as the case may be, and shall be returned immediately to the Co-

Issuers, the Employee Company, the Master Manager, Transaction Manager or the Employee Company Manager, as the case may be, upon termination of this Agreement.

(c)           Nothing in this Section 11 shall be construed as preventing the Co-Issuers, the Employee Company, the Master Manager, the Transaction Manager or the Employee Company Manager, the Trustee, the Administrative Agent or the Control Party from pursuing any and all remedies available to it for the breach or threatened breach of covenants made in this Section 11, including recovery of money damages or temporary or permanent injunctive relief.

(d)           It is understood that nothing in this Agreement is intended to preclude the Replacement Manager or its affiliates from engaging in related types of consulting work with other firms or organizations, whether in a related business or otherwise; provided that reasonable and proper professional safeguards are maintained to ensure that Confidential Information is not made available to such others.

12.           No Bankruptcy Petition.  The Replacement Manager agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join any other person in instituting against any Co-Issuer or the Employee Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

13.           Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given on the Business Day next following the day when sent out by telecopy addressed to the party to which such notices is directed at its address determined herein.  All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

If to any Co-Issuer:

c/o NuCO2 Inc.
2800 S.E. Market Place
Stuart, FL 34997
Attention: General Counsel

If to the Master Manager:

2800 S.E. Market Place
Stuart, FL 34997
Attention: General Counsel

If to the Transaction Manager:

c/o NuCO2 Inc.
2800 S.E. Market Place
Stuart, FL 34997
Attention: General Counsel

If to the Employee Company Manager or Employee Company:

c/o NuCO2 Inc.
2800 S.E. Market Place
Stuart, FL 34997
Attention: General Counsel

If to the Replacement Manager:

Alvarez &Marsal North America LLC

600 Lexington Avenue
6th Floor
New York, NY 10022

Phone: (212) 759-4433

Fax: (646) 495-3600

Attention: Joseph A. Bondi

If to the Trustee:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3D
St. Paul, MN 55107
Fax: (866) 831-7910
Attention: Structured Finance/NuCO2

If to the Administrative Agent:

U.S. Bank National Association
1310 Madrid Street, Suite 103
Marshall, MN 56258
Fax: (866) 806-0775
Attention: Joe Andries/NuCO2

If to the Rating Agencies:

Fitch Ratings

ABS Surveillance - New Assets

70 W. Madison, Suite 1100

Chicago, IL 60602

Any party hereto may change the address to which notices shall be directed by giving ten (10) days’ notice of such change to the other parties.  Each party sending or delivering a notice of any kind hereunder shall also provide a copy of the notice in any manner authorized herein to the Trustee and the Administrative Agent.

14.           Entire Agreement.  This Agreement and the Related Documents, including the Fee Letter, the Master Management Agreement, the Transaction Management Agreement and the Employee Company LLC Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof.

15.           Severability.  If any provision of this Agreement or the application of any provision hereof to any person or in any circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

16.           Amendments; Waivers.  Any term, covenant, agreement or condition of this Agreement may be amended, modified or waived only by a writing signed by all parties to this Agreement and consented to by the Administrative Agent (at the direction of the Control Party).  Unless otherwise specified in such waiver, a waiver of any right under this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.  No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right under this Agreement or applicable law, nor shall any single or partial exercise of any such right preclude any other for further exercise thereof or the exercise of any other right under this Agreement or applicable law.

17.           Successors and Assigns; Third Party Beneficiaries; Sub Contractors; Agents.

(a)           This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Replacement Manager may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Master Issuer, the Trustee and the Control Party.

(b)           The Control Party is an intended third party beneficiary of this Agreement and may indirectly (through the Administrative Agent and the Replacement Manager, each acting in accordance with the Control Party’s direction) enforce the provisions of this Agreement, exercise the rights of the Master Manager, the Transaction Manager, the Employee Company Manager, the Employee Company and the Co-Issuers and enforce the obligations of the Replacement Manager hereunder without the consent of the Master Manager, the Transaction Manager, the Employee Company Manager, the Employee Company or any Co-Issuer.

(c)           Notwithstanding anything to the contrary herein, the Replacement Manager may (a) outsource certain specific functions to a Third Party, and (b) in order to fulfill its obligations as Replacement Manager hereunder, delegate certain specific functions to any entity that is directly or indirectly owned by Replacement Manager or any entity controlling, controlled by or under common control with, Replacement Manager.  Replacement Manager shall remain liable for the conduct of any subcontractor, including any Third Party to which it outsources or otherwise delegates its specific functions, to the same extent as Replacement Manager’s liability under this Agreement.  Replacement Manager shall be solely responsible for the compensation due to any such subcontractor for Services rendered in connection with this Agreement.

(d)           The Replacement Manager may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care.

18.           Headings.  Headings to paragraphs of this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.  All words used in this Agreement shall be construed to be of such gender as the circumstances require.

19.           Governing Law; Jurisdiction.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)           The parties hereto each hereby irrevocably submit (to the fullest extent permitted by applicable law) to the non-exclusive jurisdiction of any New York state or federal court sitting in the borough of Manhattan, New York City, State of New York, over any action or proceeding arising out of or relating to this Agreement or any related documents and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such New York state or federal court. The parties hereto each hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection each may or may not hereafter have, to remove any such action or proceeding, once commenced, to another court on the grounds of forum nonconveniens or otherwise.

20.           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Replacement Management Agreement has been executed by the duly authorized signatories of the parties hereto all as of the day and year first above written.

NuCO2 FUNDING LLC, as Co-Issuer

By:	NuCO2 Inc., its Member

By:	/s/ Eric M. Wechsler
Name:	Eric M. Wechsler
Title:	General Counsel

NuCO2 LLC, as Co-Issuer

By:	NuCO2 Funding LLC, its Member

By:	NuCO2 Inc., its Member

By:	/s/ Eric M. Wechsler
	Name:	Eric M. Wechsler
	Title:	General Counsel

NuCO2 SUPPLY LLC, as Co-Issuer

By:	NuCO2 Funding LLC, its Member

By:	NuCO2 Inc., its Member

By:	/s/ Eric M. Wechsler
	Name:	Eric M. Wechsler
	Title:	General Counsel

NuCO2 IP LLC, as Co-Issuer

By:	NuCO2 Funding LLC, its Member

By:	NuCO2 Inc., its Member

By:	/s/ Eric M. Wechsler
	Name:	Eric M. Wechsler
	Title:	General Counsel

NuCO2 MANAGEMENT LLC, as Transaction Manager

By:	NuCO2 INC., its Member

By:	/s/ Eric M. Wechsler
	Name:	Eric M. Wechsler
	Title:	General Counsel

ALVAREZ & MARSAL NORTH AMERICA LLC

By:	/s/ Joseph A. Bondi
	Name:	Joseph A. Bondi
	Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Edward F. Kachinski
	Name:	Edward F. Kachinski
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Edward F. Kachinski
	Name:	Edward F. Kachinski
	Title:	Senior Vice President

Schedule A

1.             The Transaction Manager shall provide the Replacement Manager with all reports, certificates and financial statements delivered or furnished pursuant to Section IV of the Indenture in the manner set forth therein.

2.             The Transaction Manager shall provide the Replacement Manager with all reports delivered or furnished pursuant to the Transaction Management Agreement in the manner set forth therein.

3.             The Employee Company Manager shall provide the Replacement Manager with all reports delivered or furnished pursuant to the Employee LLC Agreement in the manner set forth therein

4.             NuCO2 shall provide the Replacement Manager with the information contained in any departmental or operating reports provided to the board of directors of NuCO2, relating to its operations as the Master Manager and the Employee Company Manager, including, without limitation, the information contained in any reports with respect to ongoing litigation, promptly after such reports are provided to the board of directors of NuCO2.

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EXHIBIT A

POWER OF ATTORNEY

LIMITED POWER OF ATTORNEY (SPECIAL)

KNOW ALL MEN BY THESE PRESENTS, that each of NuCO2, Inc. (“NuCO2”), NuCO2 Funding LLC (“Master Issuer”), NuCO2 Inc. (“Master Manager”), NuCO2 LLC (“Contract Holder”), NuCO2 Supply LLC (“Equipment Holder”), NuCO2 IP LLC (“IP Holder”) and NuCO2 Management LLC (“Employee Company”) in its full capacity under the Replacement Management Agreement (the “Replacement Management Agreement”), dated as of May 28, 2008, by and between Alvarez & Marsal North America LLC. (the “Replacement Manager”), Master Manager, Master Issuer, Contract Holder, Equipment Holder, IP Holder, Employee Company, the Trustee and the Administrative Agent does hereby nominate, constitute and appoint the Replacement Manager as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

To perform any and all acts which may be necessary or appropriate to enable the Replacement Manager to provide the Services in accordance with the terms of the Replacement Management Agreement, giving and granting unto the Replacement Manager full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that the Replacement Manager shall lawfully do or cause to be done by virtue hereof.

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Replacement Management Agreement.

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IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this 28 day of May 2008.

NuCO2 FUNDING LLC, as Co-Issuer

By:	NuCO2 Inc., its Member

By:
Name:
Title:

NuCO2 LLC, as Co-Issuer

By:	NuCO2 Funding LLC, its Member

By:	NuCO2 Inc., its Member

By:
Name:
Title:

NuCO2 SUPPLY LLC, as Co-Issuer

By:	NuCO2 Funding LLC, its Member

By:	NuCO2 Inc., its Member

By:
Name:
Title:

NuCO2 IP LLC, as Co-Issuer

By:	NuCO2 Funding LLC, its Member

By:	NuCO2 Inc., its Member

By:
Name:
Title:

2

NuCO2 MANAGEMENT LLC

By:	NuCO2 INC., its Member

By:
Name:
Title:

3